Exhibit 10.1
WAIVER UNDER
CREDIT AGREEMENT
     THIS WAIVER UNDER CREDIT AGREEMENT (this “Waiver”) is made and entered into as of September 6, 2007, by and among Breeze-Eastern Corporation, a Delaware corporation (formerly known as Trans Technology Corporation, “Borrower”), the lenders listed on the signatory pages hereof (the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (“Administrative Agent”), and AC Finance LLC as co-lead arranger (“Co-Lead Arranger”).
WITNESSETH:
     WHEREAS, Borrower, the Lenders, Administrative Agent, and Co-Lead Arranger are parties to that certain Amended and Restated Credit Agreement, dated as of May 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”);
     WHEREAS, Borrower has scheduled its annual meeting to be held on September 12, 2007, at which time its stockholders will elect eight (8) directors of Borrower, a majority of which will not be Continuing Directors (the “New Board Election”): and
     WHEREAS which, absent a waiver from the Required Lenders, the New Board Election would cause an Event of Default under Section 7.12 of the Credit Agreement (the “Change of Control Default”) to occur;
     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:
Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
Section 2. Waiver. Subject to the terms and conditions set forth herein, Administrative Agent and Required Lenders hereby agree to waive the Change of Control Default.
Section 3. Representations and Warranties. In order to induce Administrative Agent and the Required Lenders to enter into this Waiver, Borrower hereby represents and warrants that:
          3.01 No Default. At and as of the Effective Date (as defined in Section 4), after giving effect to this Waiver, no Default or Event of Default exists.
          3.02 Representations and Warranties True and Correct. At and as of the Effective Date, and both prior to and after giving effect to this Waiver, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

          3.03  Corporate Power, Etc. Borrower (a) has all requisite corporate power and authority to execute and deliver this Waiver and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Waiver and the consummation of the transactions contemplated hereby.
          3.04  No Conflict. The execution, delivery and performance by Borrower of this Waiver will not (a) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (d) require any unobtained approval of Borrower’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of Borrower.
          3.05  Binding Effect. This Waiver has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4. Conditions. This Waiver shall be effective as of September 12, 2007 (the “Effective Date”) upon the fulfillment, in a manner satisfactory to Administrative Agent of all of the following conditions precedent set forth in this Section 4:
          4.01  Execution of the Waiver. Borrower, Administrative Agent and the Required Lenders shall have executed an original counterpart of this Waiver and shall have delivered (including by way of facsimile or other electronic transmission) the same to Administrative Agent.
          4.02  Delivery of Documents. Administrative Agent shall have received a fully executed copy of all other such instruments, documents and agreements as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent.
          4.03  Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.
          4.04  Compliance with Terms. Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrower in connection herewith.

Section 5. Miscellaneous.
          5.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.
          5.02 No Waiver. This Waiver is limited as specified and the execution, delivery and effectiveness of this Waiver shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.
          5.03 Governing Law. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          5.04 Severability. The provisions of this Waiver are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Waiver in any jurisdiction.
          5.05 Counterparts. This Waiver may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Borrower, Administrative Agent and each Lender.
          5.06 Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.
          5.07 Binding Effect; Assignment. This Waiver shall be binding upon and inure to the benefit of Borrower, Administrative Agent, Co-Lead Arranger and the Lenders and their respective successors and assigns.
          5.08 Expenses. Borrower agrees to pay Administrative Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Administrative Agent (who may be employees of Administrative Agent), incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Waiver and any document required to be furnished herewith.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BREEZE-EASTERN CORPORATION, as Borrower
By:	/s/ Joseph F. Spanier
	Name:	Joseph F. Spanier
	Title:	Exec. VP, CFO & Treasurer

WELLS FARGO FOOTHILL, INC. as Administrative Agent and Lender
By:	/s/ Peter Schuebler
	Name:	Peter Schuebler
	Title:	Vice President

AC FINANCE LLC, as Co-Lead Arranger
By:	/s/ Eric Groberg
	Name:	ERIC GROBERG
	Title:	MANAGING DIRECTOR

ALLIED CAPITAL SENIOR DEBT FUNDING 2007-1, as Lender
By:	AC Corporation, Its Collateral Manager

By:	/s/ Eric Groberg
	Name:	ERIC GROBERG
	Title:	MANAGING DIRECTOR

[SIGNATURE PAGE TO WAIVER]